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                                                                   Exhibit 10.14

                            BASIN EXPLORATION, INC.
                    CHANGE OF CONTROL EMPLOYMENT AGREEMENT


          AGREEMENT by and between BASIN EXPLORATION, INC. a Delaware corporation (the "Company") and DALTON F. POLASEK, JR. (the "Officer"), dated as of May 12, 1999.

          The Board of Directors of the Company (the "Board"), has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication of the Officer, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below) of the Company. The Board believes it is imperative to diminish the inevitable distraction of the Officer by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control and to encourage the Officer's full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control, and to provide the Officer with compensation and benefits arrangements upon a Change of Control which ensure that the compensation and benefits expectations of the Officer will be satisfied and which are competitive with those of other corporations. Therefore, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

          NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

          1.   Certain Definitions.
               -------------------

               (a) The "Effective Date" shall mean the first date during the Change of Control Period (as defined in Section 1(b)) on which a Change of Control (as defined in Section 2) occurs. Anything in this Agreement to the contrary notwithstanding, if a Change of Control occurs and if the Officer's employment with the Company is terminated prior to the date on which the Change of Control occurs, and if it is reasonably demonstrated by the Officer that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or (ii) otherwise arose in connection with or anticipation of a Change of Control, then for all purposes of this Agreement the "Effective Date" shall mean the date immediately prior to the date of such termination of employment. For purposes of this Agreement, the Committee (as described below) may clarify the date as of which a Change of Control shall be deemed to have occurred.

               (b) The "Change of Control Period" shall mean the period commencing on the date hereof and ending on the third anniversary of the date hereof; provided, however, that commencing on the date one year after the date hereof, and on each annual anniversary of such date (such date and each annual anniversary thereof shall be hereinafter referred to as the "Renewal Date"), unless previously terminated, the Change of Control Period shall be automatically extended so as to terminate three years from such Renewal Date, unless at least 60 days prior to the Renewal Date (and prior to the Effective
Date) the Company shall give notice to the Officer that the Change of Control Period shall not be so extended.
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          2.   Change of Control. For the purpose of this Agreement, a "Change
               -----------------
of Control" shall mean:

               (a) Any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "1934 Act")), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or Mr. Michael Smith, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of more than thirty-three and one-third percent (33-1/3%) of the then outstanding voting stock of the Company; or

               (b) Individuals who, as of the date hereof, constitute the Board (and any new director whose election by the Board or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors as of the date hereof or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof; or

               (c) The stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 51% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; provided, however, that if the merger, plan of liquidation or sale of substantially all assets is not consummated following such stockholder approval and the transaction is abandoned, then the Change of Control shall be deemed not to have occurred.

          3.   Employment Period. The Company hereby agrees to continue the
               -----------------
Officer in its employ, and the Officer hereby agrees to remain in the employ of the Company subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on the third anniversary of such date (the "Employment Period").

          4.   Terms of Employment.
               -------------------

               (a)  Position and Duties.
                    -------------------

                    (a)  During the Employment Period, (A) the
          Officer's position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the 120-day period immediately preceding the Effective Date and (B) the Officer's services shall be performed at the location where the

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          Officer was employed 120 days immediately preceding the
          Effective Date or any office or location less than 30 miles from such location.

                    (b) During the Employment Period, and excluding any periods of vacation and sick leave to which the Officer is entitled, the Officer agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Officer hereunder, to use the Officer's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Officer to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Officer's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Officer prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Officer's responsibilities to the Company.

               (b)  Compensation.
                    ------------

                    (a)  Base Salary. During the Employment Period,
                         -----------
          the Officer shall receive an annual base salary ("Annual Base Salary"), which shall be paid at a monthly rate, at least equal to 12 times the highest monthly base salary paid or payable, including any base salary which has been earned but deferred, to the Officer by the Company and its affiliated companies in respect of the 12-month period immediately preceding the month in which the Effective Date occurs. During the Employment Period, the Annual Base Salary shall be reviewed no more than 12 months after the last salary increase awarded to the Officer prior to the Effective Date and thereafter at least annually. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Officer under this Agreement. Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased. As used in this Agreement, the term "affiliated companies" shall

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          include any company controlled by, controlling or under
          common control with the Company.

                    (b)  Annual Bonus. In addition to Annual Base
                         ------------
          Salary, the Officer shall be awarded, for each fiscal year ending during the Employment Period, an annual bonus (the "Annual Bonus") in cash at least equal to the average of the Officer's bonuses over the last three fiscal years, or such lesser number of years as the Officer may have been employed by the Company, prior to the Effective Date (annualized in the event that the Officer was not employed by the Company for an entire fiscal year) (the "Recent Annual Bonus"). Each such Annual Bonus shall be paid no later than the end of the third month of the fiscal year next following the fiscal year for which the Annual Bonus is awarded, unless the Officer shall elect to defer the receipt of such Annual Bonus.

                    (c)  Incentive, Savings and Retirement Plans.
                         ---------------------------------------
          During the Employment Period, the Officer shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other peer executives of the Company and its affiliated companies but in no event shall such plans, practices, policies and programs provide the Officer with incentive opportunities (measured with respect to both regular and special incentive opportunities to the extent, if any, that such distinction is applicable), savings opportunities and retirement benefit opportunities, in each case, less favorable, in the aggregate, than the most favorable of those provided by the Company and its affiliated companies for the Officer under such plans, practices, policies and programs as in effect at any time during the 120-day period immediately preceding the Effective Date or if more favorable to the Officer, those provided generally at any time after the Effective Date to other peer executives of the Company and its affiliated companies.

                    (d)  Welfare Benefit Plans. During the
                         ---------------------
          Employment Period, the Officer and/or the Officer's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other peer executives of the Company

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          and its affiliated companies, but in no event shall such
          plans, practices, policies and programs provide the Officer with benefits which are less favorable, in the aggregate, than the most favorable of such plans, practices, policies and programs in effect for the Officer at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Officer, those provided generally at any time after the Effective Date to other peer executives of the Company and its affiliated companies.

                    (e)  Expenses. During the Employment Period, the
                         --------
          Officer shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Officer in accordance with the most favorable policies, practices, and procedures of the Company and its affiliated companies in effect for the Officer at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Officer, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

                    (f)  Fringe Benefits. During the Employment
                         ---------------
          Period, the Officer shall be entitled to fringe benefits, including, without limitation, in accordance with the most favorable plans, practices, programs and policies of the Company and its affiliated companies in effect for the Officer at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Officer, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

                    (g)  Vacation. During the Employment Period, the
                         --------
          Officer shall be entitled to paid vacation in accordance with the most favorable plans, policies, programs and practices of the Company and its affiliated companies as in effect for the Officer at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Officer, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

          5.   Termination of Employment.
               -------------------------

               (a)  Death or Disability. The Officer's employment shall
                    -------------------
terminate automatically upon the Officer's death during the Employment Period. If the Company determines in good faith that the Disability of the Officer has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Officer written

                                      -5-
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notice in accordance with Section 12(b) of this Agreement of its intention to terminate the Officer's employment. In such event, the Officer's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Officer (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Officer shall not have returned to full-time performance of the Officer's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Officer from the Officer's duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Officer or the Officer's legal representative.

               (b)  Cause. The Company may terminate the Officer's employment
                    -----
during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean:

                    (a) the Officer's gross violation of the terms of this Agreement, if such violation has not been substantially cured within thirty (30) days following written notice to the Officer from the Company of such violation setting forth with specificity the nature of the violation or, if cure cannot reasonably be effected within such 30-day period, if the Officer does not commence such cure within such 30-day period and thereafter pursue such cure continuously and with due diligence until cure has been effected;

                    (b) the Officer's willful dishonesty towards, fraud upon, felony crime against, deliberate material injury or material bad faith action with respect to, or deliberate or attempted injury to the Company; or

                    (c) the Officer's conviction for any felony crime (whether in connection with the Company's affairs or otherwise).

               (c)  Good Reason; Window Period. The Officer's employment may be
                    --------------------------
terminated (i) during the Employment Period by the Officer for Good Reason or
(ii) during the Window Period by the Officer without any reason. For purposes of this Agreement, "Window Period" shall mean the 30-day period immediately following the Effective Date. For purposes of this Agreement, any termination by the Officer during the Window Period shall be deemed a termination by the Officer for Good Reason and, in addition, "Good Reason" shall mean:

                    (a) the assignment to the Officer by the Company following the Effective Date of any duties inconsistent with, or a substantial alteration in the nature or status of, the Officer's responsibilities as in effect during the 120-day period prior to the Effective Date, including a change in the Officer's title or the level of supervisor to whom the Officer is required to report;

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

                    (b) a failure by the Company to comply with any of the provisions of Section 4(b) of this Agreement other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Officer;

                    (c) a relocation of the Company's Gulf Coast division office to a location outside a 30-mile radius of Houston, Texas, or the Officer's relocation to any place other than the offices of the Company located in Houston, Texas or within 30 miles of Houston, Texas, except for reasonably required travel by the Officer on the Company's business to an extent substantially consistent with the Officer's business travel obligations immediately preceding the Effective Date;

                    (d) any material breach by the Company of any provision of this Agreement, if such material breach has not been cured within thirty (30) days following written notice by the Officer to the Company of such breach setting forth with specificity the nature of the breach;

                    (e) any failure by the Company to obtain the assumption and performance of this Agreement by any successor (by merger, consolidation or otherwise) or assign of the Company; or

                    (f) the voluntary termination by Michael S. Smith of his employment as Chief Executive Officer of the Company or the termination of his employment as Chief Executive Officer in the event of a Change of Control; provided that such termination shall constitute Good Reason only for a period of 120 days from the date of termination of Mr. Smith's employment as Chief Executive Officer.

For purposes of this Section 5(c), any good faith determination of "Good Reason" made by the Officer shall be conclusive.

               (d)  Notice of Termination. Any termination by the Company for
                    ---------------------
Cause, or by the Officer for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 12(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Officer's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 30 days after the giving of such notice). The failure by the Officer or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Officer or the Company, respectively, hereunder or preclude the Officer or the Company, respectively, from asserting such fact or circumstance in enforcing the Officer's or the Company's rights hereunder.

               (e)  Date of Termination. "Date of Termination" means (i) if the
                    -------------------
Officer's employment is terminated by the Company for Cause, or by the Officer for Good Reason, the date of receipt of the Notice of Termination orday of the month during which his death occurs.

          6.   Obligations of the Company upon Termination.
               -------------------------------------------

               (a)  Good Reason; Other Than for Cause, Death or Disability. If,
                    ------------------------------------------------------
during the Employment Period, the Company shall terminate the Officer's employment other than for Cause or Disability or the Officer shall terminate employment for Good Reason, the parties acknowledge that the Officer will sustain actual damages, the amount of which is indefinite, uncertain and difficult of exact ascertainment because of the uncertainties of successfully relocating and seeking a comparable position. In order to avoid dispute as to the amount of such damages and the mutual expense and inconvenience such dispute would entail, the Company and the Officer have agreed hereby that the Company shall pay to the Officer compensation as provided below. It is hereby agreed that in the event of such termination by the Company, the Officer shall receive such amounts as herein provided, not as a penalty, but as the Officer's agreed compensation and sole damages for the termination of this Agreement, in lieu of the Officer's proof of his actual damages on that account. If, during the Employment Period, the Company shall terminate the Officer's employment other than for Cause or Disability or the Officer shall terminate employment for Good Reason, the Company shall pay to the Officer in a lump sum in cash within 5 days after the Date of Termination the aggregate of the following amounts:

                    (a) the sum of (1) the Officer's Annual Base Salary through the Date of Termination to the extent not theretofore paid, (2) the product of (x) the higher of (I) the Recent Annual Bonus and (II) the Annual Bonus paid or payable, including any bonus or portion thereof which has been earned but deferred (and annualized for any fiscal year consisting of less than 12 full months or during which the Officer was employed for less than 12 full months), for the most recently completed fiscal year during the Employment Period, if any (such higher amount being referred to

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

          as the "Highest Annual Bonus") and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365 and (3) any compensation previously deferred by the Officer (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2), and (3) shall be hereinafter referred to as the "Accrued Obligations"); and

                    (b) the amount equal to the product of (1) three and (2) the sum of (x) the Officer's Annual Base Salary and
          (y) the Highest Annual Bonus.

          To the extent not theretofore paid or provided, the Company shall timely pay or provide to the Officer any other amounts or benefits required to be paid or provided or which the Officer is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

          In addition, any options to purchase shares of the Company's common stock shall immediately vest and become exercisable as of the Date of Termination and, notwithstanding anything to the contrary in the Officer's option agreements with the Company, the options shall be exercisable for a period of 12 months after the Date of Termination (but in no event beyond the expiration date applicable to such options). Any restrictions on restricted stock grants and performance share grants shall also be eliminated.

               (b)  Death. If the Officer's employment is terminated by reason
                    -----
of the Officer's death during the Employment Period, this Agreement shall terminate without further obligations to the Officer's legal representatives under this Agreement, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Officer's estate or beneficiary, as applicable, in a lump sum in cash within 5 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 6(b) shall include, without limitation, and the Officer's estate and/or beneficiaries shall be entitled to receive, benefits at least equal to the most favorable benefits provided by the Company and affiliated companies to the estates and beneficiaries of peer executives of the Company and such affiliated companies under such plans, programs, practices and policies relating to death benefits, if any, as in effect with respect to other peer executives and their beneficiaries at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Officer's estate and/or the Officer's beneficiaries, as in effect on the date of the Officer's death with respect to other peer executives of the Company and its affiliated companies and their beneficiaries.

               (c)  Disability. If the Officer's employment is terminated by
                    ----------
reason of the Officer's Disability during the Employment Period, this Agreement shall terminate without

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

further obligations to the Officer, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Officer in a lump sum in cash within 5 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 6(c) shall include, and the Officer shall be entitled after the Disability Effective Date to receive, disability and other benefits at least equal to the most favorable of those generally provided by the Company and its affiliated companies to disabled executives and/or their families in accordance with such plans, programs, practices and policies relating to disability, if any, as in effect generally with respect to other peer executives and their families at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Officer and/or the Officer's family, as in effect at any time thereafter generally with respect to other peer executives of the Company and its affiliated companies and their families.

               (d)  Cause; Other than for Good Reason. If the Officer's
                    ---------------------------------
employment shall be terminated for Cause during the Employment Period, this Agreement shall terminate without further obligations to the Officer other than the obligation to pay to the Officer (x) his Annual Base Salary through the Date of Termination, (y) the amount of any compensation previously deferred by the Officer, and (z) Other Benefits, in each case to the extent theretofore unpaid. If the Officer voluntarily terminates employment during the Employment Period, excluding a termination for Good Reason, this Agreement shall terminate without further obligations to the Officer, other than for Accrued Obligations and the timely payment or provision of Other Benefits. In such case, all Accrued Obligations shall be paid to the Officer in a lump sum in cash within 5 days of the Date of Termination.

          7.   Non-exclusivity of Rights. Except as provided in Sections
               -------------------------
6(a)(ii), 6(b) and 6(c), nothing in this Agreement shall prevent or limit the Officer's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Officer may qualify, nor, subject to Section 12(f), shall anything herein limit or otherwise affect such rights as the Officer may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Officer is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

          8.   Full Settlement. The Company's obligation to make the payments
               ---------------
provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Officer or others. In no event shall the Officer be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Officer under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Officer obtains other employment. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Officer may reasonably incur as a result of any contest (regardless of the outcome thereof but not in the case of fees incurred with respect to a claim brought in bad faith) by the Company, the Officer or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Officer about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

          9.   Limitation on Amount of Payment.
               -------------------------------

               (a)  Limitation. Notwithstanding anything else in this Agreement,
                    ----------
solely in the event of a termination by the Company without Cause or a termination by the Officer for Good Reason, and except as provided in subsection
(i) below, the aggregate of the payments of benefits to which the Officer will be entitled under Section 6(a) will be reduced to the extent necessary so that the Officer will not be liable for the federal excise tax levied on certain "excess parachute payments" under section 4999 of the Internal Revenue Code.

                    (i) The limitation of Section 9(a) will not apply if the difference between (w) the present value of all payments to which the Officer is entitled under paragraph 6(a) determined without regard to Section 9(a) less (x) the present value of all federal, state and other income and excise taxes for which the Officer is liable as a result of such payments exceeds the difference between (y) the present value of all payments to which the Officer is entitled under Section 6(a) calculated as if the limitation of Section 9(a) applies less (z) the present value of all federal, state and other income and excise taxes for which the Officer is liable as a result of such reduced payments. Present values will be determined using the interest rate specified in section 280G of the Internal Revenue Code and will be the present values as of the date on which the Officer's employment terminates (unless it is necessary to use a different date in order to avoid adverse consequences under section 280G).

               (b)  Determination by Officer. Whether payments to the Officer
                    ------------------------
are to be reduced pursuant to Section 9(a), and the extent to which they are to be so reduced, will be determined by the Officer. The Officer may, at the expense of the Company, hire an accounting firm, law firm or employment consulting firm selected by the Officer to assist him in such determination. If a reduction is made pursuant to Section 9(a), the Officer will have the right to determine which payments and benefits will be reduced.

               (c)  Additional Benefit. The Officer shall receive the benefit
                    ------------------
of any change made by the Company in the calculation or entitlement of severance compensation following a Change of Control for any other officer of the Company, such as an agreement by the Company to "gross up" the compensation paid to an officer by paying the excise tax imposed by Section 280G of the Internal Revenue Code .

               10.  Confidential Information. The Officer shall not, during his
                    ------------------------
employment by the Company or at any time thereafter, directly or indirectly use, divulge, furnish or make accessible to anyone other than the Company, its directors or officers (otherwise than in the regular course of the business of the Company), any knowledge or information regarding any confidential or secret activities, prospects, technical data, analysis and interpretations, projects, plans, reports, investor or co-venturer names or lists, financial or marketing information or documentary material relating to the existing, planned or contemplated business or activities of the Company. The Officer, upon leaving the employ of the Company, shall not take with him or retain any books, records, data, reports, letters, memoranda, notes or other writings or documents whatsoever, or copies thereof, which reflect or deal with any secret, proprietary or confidential information or material relating to the business or activities of the Company. The obligations of the Officer under this Section 10 shall not apply to (i) information which at the time of disclosure is readily available to the public; (ii) information which is or becomes available to the general public other than through acts or omissions attributable to the Officer; or (iii) information obtained from a third party who is lawfully in possession of the same other than through breach of a confidentiality or nonuse obligation owed to the Company or others with respect to that information.

          11.  Successors.
               ----------

               (a) This Agreement is personal to the Officer and, without the prior written consent of the Company, shall not be assignable by the Officer otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Officer's legal representatives.

               (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

               (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

          12.  Miscellaneous.
               -------------

               (a)  Governing Law.  This Agreement shall be governed by and
                    -------------
construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

               (b)  Notices. All notices and other communications hereunder
                    -------
shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

               If to the Officer:

               Dalton F. Polasek, Jr.
               1107 Deerfield Road.
               Richmond, Texas 77469

               If to the Company:

               Basin Exploration, Inc.
               370 Seventeenth Street, Suite 3400
               Denver, Colorado 80002

               Attention: General Counsel or President

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

               (c)  Severability. The invalidity or unenforceability of any
                    ------------
provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

               (d)  Withholdings. The Company may withhold from any amounts
                    ------------
payable under this Agreement the minimum amounts of any such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

               (e)  Modifications. The Officer's or the Company's failure to
                    -------------
insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Officer or the Company may have hereunder, including, without limitation, the right of the Officer to terminate employment for Good Reason pursuant to Section 5(c)(i)-(v) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

               (f)  Acknowledgment of Employment at Will.  The Officer and the
                    ------------------------------------
Company acknowledge that, except as may otherwise be provided under any other written agreement between the Officer and the Company, the employment of the Officer by the Company is "at will" and, subject to Section 1(a) hereof, prior to the Effective Date, the Officer's employment and/or this Agreement may be terminated by either the Officer or the Company at any time prior to the Effective Date, in which case the Officer shall have no further rights under this Agreement. From and after the Effective Date, this Agreement shall supersede any other agreement between the parties with respect to the subject matter hereof.

          IN WITNESS WHEREOF, the Officer has hereunto set the Officer's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.


                                        /s/ Dalton F. Polasek
                                        ----------------------------------
                                        Dalton F. Polasek, Jr.



                                        BASIN EXPLORATION, INC.



                                        By: /s/ Michael S. Smith
                                            ------------------------------
                                            Michael S. Smith, President